Subject: GM Proxy Material – A Reminder

General Motors Corporation

Annual Meeting of Stockholders

Tuesday, June 3, 2008

Proxy Login Details:

Holder Account Number: xxxxxxxxxxx

Proxy Access Number: xxxxx

To: <Stockholder Name>

GM is counting on you to vote all your shares of GM common stock for the 2008 Annual Meeting of Stockholders to be held on June 3.

If you haven’t voted yet, please go to www.investorvote.com/gm to vote your shares. During the login process, you will be required to enter the two numbers listed at the top of this message. The GM Board recommends you vote IN FAVOR of the Board’s nominees for director, FOR Item 2 and AGAINST Items 3-10, as described in the proxy statement found at http://proxystatement.gm.com.

If you are having trouble navigating the voting Web site, please send an email describing the problem to the proxy tabulator at investorvote@computershare.com, and you will receive an email response addressing your problem.

Thank you for your prompt attention.

Nancy E. Polis

Corporate Secretary

Subject: GM Proxy Material – A Reminder

General Motors Corporation

Annual Meeting of Stockholders

Tuesday, June 3, 2008

Proxy Login Details:

Holder Account Number: xxxxxxxxxxx

Proxy Access Number: xxxxx

To: <Stockholder Name>

The General Motors Corporation Annual Meeting of Stockholders is scheduled for June 3, 2008, and GM is counting on you to vote all your shares.

According to our proxy tabulator, your proxy has not yet been received. There is still time to have your vote count, so please act now and go to www.investorvote.com/gm to cast your vote. The GM Board recommends you vote IN FAVOR of the Board’s nominees for director, FOR Item 2, and AGAINST Items 3—10, as described in the proxy statement found at http://proxystatement.gm.com. During the login process, you will be required to enter the two numbers listed at the top of this message.

If you are having trouble navigating the voting Web site, please send an email describing the problem to the proxy tabulator at investorvote@computershare.com, and you will receive an email response addressing your problem.

Thank you for your prompt attention.

Sincerely,

Nancy E. Polis

Secretary

Nancy E. Polis Corporate Secretary

May 20, 2008

Dear Stockholder:

The General Motors Corporation Annual Meeting of Stockholders is scheduled for June 3, 2008, and GM is counting on you to vote all your shares.

According to our proxy tabulator, your voting instructions for this meeting have not yet been received. There is still time to have your vote count, so please submit your voting instructions via the Internet, by telephone, or by mailing the enclosed voting instruction form.

The GM Board recommends you vote IN FAVOR of the Board’s nominees for director, FOR Item 2, and AGAINST Items 3 through 10, as described in the GM proxy materials you previously received.

Thank you for your prompt attention.

Sincerely,

Enclosures

General Motors Corporation	Mail Code 482-C38-B71	P.O. Box 300
	300 Renaissance Center	Detroit, MI 48265-3000

Subject: GENERAL MOTORS CORPORATION Annual Meeting

*THIS IS A REMINDER*

You were previously sent proxy soliciting material pertaining to the General Motors Corporation Annual Meeting of Stockholders. According to our latest records, we have not received your voting instructions on the matters to be considered at this meeting.

The GM Board recommends you vote IN FAVOR of the Board's nominees for director, FOR Item 2 and AGAINST Items 3-10, as described in the proxy statement found at the Web site http://proxystatement.gm.com.

This is a NOTIFICATION of the:

GENERAL MOTORS CORPORATION Annual Meeting of Stockholders

MEETING DATE: June 3, 2008

RECORD DATE: April 4, 2008

CUSIP NUMBER: 370442105

ACCOUNT NUMBER: 3456789012345678901

CONTROL NUMBER: 012345678901

You can enter your voting instructions and view the shareholder material at the following Internet site.  If your browser supports secure transactions you will be automatically directed to a secure site.

http://www.proxyvote.com/0012345678901

To access ProxyVote, you will need the above CONTROL NUMBER, and the four-digit PIN, you enrolled with at the time you elected to receive electronic communications (we suggest the last four digits of your Social Security number or Tax ID). If you do not know your PIN, please follow the instructions below. Internet voting is accepted up to 11:59 p.m. (ET) the day before the meeting/cut off date.

If you would like to cancel your enrollment, or change your e-mail address or  PIN, please go to http://www.InvestorDelivery.com. You will need the enrollment number below, and your four-digit PIN.  If you have forgotten your PIN, you can have it sent to your enrolled e-mail address by going to http://www.InvestorDelivery.com

Your InvestorDelivery Enrollment Number is: M012345678901

There are no charges for this service. There may be costs associated with electronic access, such as usage charges from Internet access providers and telephone companies, which must be borne by the stockholder.

Please do not send any e-mail to ID@ProxyVote.com. Please REPLY to this e-mail with any comments or questions about proxyvote.com. (Include the original text and subject line of this message for identification purposes.)

AOL Users, please highlight the entire message before clicking the reply button. This message and any attachments are intended only for the use of the addressee and may contain information that is privileged and confidential. If the reader of the message is not the intended recipient or an authorized representative of the intended recipient, you are hereby notified that any dissemination of this communication is strictly prohibited. If you have received this communication in error, please notify us immediately by e-mail and delete the message and any attachments from your system.

Nancy E. Polis Corporate Secretary

May 20, 2008

Dear Stockholder:

The General Motors Corporation Annual Meeting of Stockholders is scheduled for June 3, 2008, and GM is counting on you to vote all your shares.

According to our proxy tabulator, your proxy has not yet been received. There is still time to have your vote count, so please vote your proxy via the Internet at www.investorvote.com/gm, by telephone at 800-652-8683, or by mailing the enclosed proxy card.

In the proxy materials you previously received from GM, the Board recommends you vote IN FAVOR of the Board’s nominees for director, FOR Item 2, and AGAINST Items 3 through 10.

Thank you for your prompt attention.

Sincerely,

Enclosures

General Motors Corporation	Mail Code 482-C38-B71	P.O. Box 300
	300 Renaissance Center	Detroit, MI 48265-3000